As filed with the Securities and Exchange Commission on April 30, 2001
                                                 Registration Statement No. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                      11-2908692
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


     777 POST OAK BOULEVARD, SUITE 800                       77056
             HOUSTON,  TEXAS                               (Zip Code)
(Address of principal executive offices)


  BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. 2000 LONG TERM INCENTIVE PLAN
                            (Full title of the Plan)



                                DEWITT H. EDWARDS
                             CORPORATE SECRETARY AND
                            EXECUTIVE VICE PRESIDENT
                        777 POST OAK BOULEVARD, SUITE 800
                              HOUSTON, TEXAS 77056
                                 (713) 621-7911
            (Name, address and telephone number of agent for service)


                                    Copy to:
                              WILLIAM T. HELLER IV
                              THOMPSON & KNIGHT LLP
                             1200 SMITH, SUITE 3600
                              HOUSTON, TEXAS 77002
                                 (713) 654-8111


                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================================
Title of securities to be     Amount to be      Proposed maximum offering         Proposed maximum            Amount of
registered                    registered(1)        price per share(2)       aggregate offering price(2)   registration fee
--------------------------  -----------------  ---------------------------  ----------------------------  -----------------
Common Stock, par value
 .00001 per share . . . . .   6,000,000 shares  $                      .665  $               3,990,000.00  $          997.50
===========================================================================================================================

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the common stock reported on the American Stock Exchange on April 26, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item  1.     Plan  Information.*
             -----------------

Item  2.     Registrant  Information  and  Employee  Plan  Annual  Information.*
             -----------------------------------------------------------------

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.   Incorporation  of  Documents  by  Reference.
           -------------------------------------------

     The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed April 2, 2001.

     (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000:

          (i) The Registrant's Current Report on Form 8-K, filed on February 16, 2001;

          (ii) The Registrant's Current Report on Form 8-K, filed on January 12, 2001.

     (c) The description of the common stock, par value $.00001 per share (the "Common Stock"), of the Registrant set forth as Item 1 of the Registrant's registration statement on Form 8-A filed January 22, 1998, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to: Boots & Coots International Well Control, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Attention: Corporate Secretary,
(713)  621-7911.

Item  4.  Description  of  Securities.
          ---------------------------

          Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.
          -------------------------------------------

          Not  applicable.


Item  6.  Indemnification  of  Directors  and  Officers.
          ---------------------------------------------

     The Registrant is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or on behalf of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by on behalf of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.
Article VIII of the Registrant's By-Laws provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

     A Delaware corporation also has the power to purchase and maintain insurance for its directors, officers, employees and agents. The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the Registrant.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains such a provision.

     The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and By-Laws and Section 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Registrant's Amended and Restated Certificate of Incorporation, By-Laws and the DGCL.


Item  7.  Exemption  from  Registration  Claimed.
          --------------------------------------

          Not  applicable.


Item  8.  Exhibits.
          --------

          The  following  documents  are  filed as exhibits to this Registration
Statement:

               4.1 Boots & Coots International Well Control, Inc. 2000 Long Term Incentive Plan.

               5.1  Opinion  of  Thompson  &  Knight  LLP.

               23.1 Consent of Thompson & Knight LLP (included in the opinion of
                    Thompson  &  Knight  LLP  filed  herewith  as  Exhibit 5.1).

               23.2 Consent  of  Arthur  Andersen,  LLP,  independent  public accountants  to  incorporation  of  report  by  reference.

               24.1 Power  of  Attorney  (included  on  signature  page  of this
                    Registration  Statement).


Item  9.  Undertakings.
          ------------

     The  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 27th day of April, 2001.

                                     BOOTS  &  COOTS  INTERNATIONAL
                                     WELL  CONTROL,  INC.

                                     By:  /s/  L.H.  Ramming
                                        ----------------------------------------
                                          L.  H.  Ramming
                                          Chairman of the Board, Chief Executive
                                          Officer and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Boots & Coots International Well Control, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Larry H. Ramming and Jerry L. Winchester, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                            TITLE                  DATE
--------------------------------------  ---------------------------  --------------

  /s/  L. H. Ramming                    Chairman of the Board,       April 27, 2001
--------------------------------------
       L. H. Ramming                    Chief Executive Officer
                                        and Chief Financial Officer

                                        Director, President and      April 27, 2001
  /s/ Jerry Winchester                  Chief Operating Officer
--------------------------------------
      Jerry Winchester

  /s/  Kevin Johnson                    Corporate Controller         April 27, 2001
--------------------------------------
       Kevin Johnson

  /s/  Brian Krause                     Director, Vice President of  April 27, 2001
--------------------------------------
       Brian Krause                     Boots & Coots Services

  /s/  W. Richard Anderson              Director                     April 27, 2001
--------------------------------------
     W. Richard Anderson

  /s/  K. Kirk Krist                    Director                     April 27, 2001
--------------------------------------
       K. Kirk Krist


                                      II-4

              SIGNATURE                            TITLE                  DATE
--------------------------------------  ---------------------------  --------------

  /s/  E.J. DiPaolo                     Director                     April 27, 2000
--------------------------------------
       E.J. DiPaolo

  /s/  Tracy S. Turner                  Director                     April 27, 2001
--------------------------------------
       Tracy S. Turner

  /s/  Thomas L. Easley                 Director                     April 27, 2001
--------------------------------------
       Thomas L. Easley

                                   INDEX TO EXHIBITS

Exhibit Number  Exhibit
--------------  --------------------------------------------------------------------------------------------

      4.1       Boots & Coots International Well Control, Inc. 2000 Long Term Incentive Plan.

      5.1       Opinion of Thompson & Knight LLP.

     23.1       Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1).

     23.2       Consent of Arthur Andersen LLP, independent public accountants to incorporation of report by reference.

     24.1       Power of Attorney (included on signature page of this Registration Statement).